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EXHIBIT 3.2

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                           PORT START INDUSTRIES, INC.
                            (changing corporate name
                                       to
                            "ENERGY DYNAMICS, INC.")

No. 5497-81
We the undersigned, being the President and Secretary, respectively, of Port Star Industries, Inc., a Nevada Corporation, do hereby certify as follows:

         1. That the original Articles of Incorporation of Port Star Industries, Inc. were duly filed in the office of the Secretary of State of the State of Nevada on August 13, 1981.

         2. That copies thereof, certified by the Secretary of State were filed with the County clerk of the County of Clark.

Las Vegas, Nevada.

         3. That after capital stock of the corporation had been paid in, the following further proceeding, amending the Articles of Incorporation of said corporation were had:

                (a) On March 1, 1984, at a duly called special meeting of the Board of Directors of said corporation, at which a quorum for the transaction of business was present, the following Resolution was adopted:

         RESOLVED that the name of the corporation be changed

         from "Port Star Industries, Inc." to "ENERGY DYNAMICS, INC."

                  (b) Pursuant to the flosolution so adopted, a special meeting of the Shareholders of said corporation was called by the Board of Directors of said corporation, and duly noticed to take place at 2810 West Charleston Ave., Las Vegas, Nevada on March 20, 1984, at the hour of 10:00 o'clock A.M. of said day in order to consider the approval of said resolution amending the Articles of Incorporation.

                  (c) Pursuant to the aforesaid Resolution, and due notice of Special Meeting of Shareholders, duly mailed to all of the shareholders of record of the Corporation in the manner and form and within the time provided by law and the bylaws of the corporation, a special meeting of the shareholders was held March 20, 1984, at the hour of 10:00 o'clock A.M., at 2810 West Charleston Ave., Las Vegas, Nevada, for the purpose of considering ratification and approval of the proposed Amendment to the Articles of Incorporation of said corporation.

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                  At the time of said meeting, the total number of shares of capital stock of said corporation outstanding. and entitled to vote was 4,300,000.

                  The aforesaid meeting was attended by stockholders of the corporation holding in person or by proxy 4,130,000 shares of the issued and outstanding capital stock of said corporation, constituting a majority of the issued and outstanding voting stock entitled to vote and a quorum for transaction of business. The resolution adopted, together with the number of votes cast in person and by proxy in favor of and opposed to the resolution was as set out below:

RESOLVED that the name of the corporation be changed from "Port Star Industries, Inc." to "ENERGY DYNAMICS, INC."

Yes  4,130,000             No 0
     ---------                -

                  IN ORDER TO IMPLEMENT THE AFORESAID RESOLUTION BE IT FURTHER RESOLVED, that the Articles of Incorporation of this corporation filed with the Secretary of State on August 13, 1981, be amended by amending Article I as follow:

                       That the name of the corporation is:
                              ENERGY DYNAMICS, INC.

                  (d) The Chairman then declared that the proposed Amendment to the Articles of corporation had been duly approved and the President and the secretary of said corporation were thereupon directed to execute a certificate in the name and under the seal of said corporation, setting forth such Amendment, as well as the vote by which said Amendment was adopted, and to acknowledge such certificate before an officer authorized by law to take acknowledgments of deeds, and to file said certificate in the office of the Secretary of State of the State of Nevada, and to file a copy of said certificate, duly certified by the Secretary of State, in the County wherein said corporation has its principal office, all as provided in N.R.S. 78.390.

                  IN WITNESS WHEREOF, the undersigned, being respectively, the President and Secretary of ENERGY DYNAMICS, INC., Nevada corporation, have executed and acknowledges these presents this 3rd day of April, 1984, for and on behalf of the said corporation.

                                                  ENERGY DYNAMICS, INC.

                                                  By:      Ramon N. Bowman
                                                           President

                                                  By:      Michael Nofal
                                                           Secretary


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STATE OF NEVADA   )
                  )ss
COUNTY OF Clark   )

                  On this 3rd day of April, 1984, personally appeared before me, a Notary Public in and for the said County and State, Ramon N. Bowman known by me to be President and Michael Nofal known by me to be Secretary of ENERGY DYNAMICS, INC., the corporation that executed the foregoing instrument, and, upon oath, did depose and say that he is an officer of said corporation as above designated: that he is acquainted with the seal affixed to said instrument as that of the said Corporation that the signatures to said instrument were made by officers of said Corporation as indicated below said signatures; and that the said Corporation executed the said instrument freely and voluntarily and for the uses and purposes therein mentioned.

                                             NOTARY PUBLIC in and for the
                                             County of
                                             State of Nevada